UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 7th day of November, 2001

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

414 Viewcrest Road, Kelowna, British Columbia, Canada V1W 4J8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 764-8118

Hyaton Organics Inc.

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

Not applicable.

Item 2. Acquisition or Disposition of Assets

Not applicable.

Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

Not applicable.

Item 5. Other Events

The Corporation has changed its name from "Hyaton Organics Inc." to "Sun Power Corporation", effective November 1, 2001. The name change was effective with the Nevada Secretary of State on November 1, 2001 and will take effect with the OTCBB at the opening for trading on November 8, 2001 under the new stock symbol "SNPW". The Corporation's new CUSIP number is 866833 10 6.

Item 6. Resignations of Registrant's Directors

Not applicable.

Item 7. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

Date: November 7, 2001

/s/ Andrew Schwab

Andrew Schwab, President and Secretary